                                                                    EXHIBIT 99.1

      ESPEED REPORTS RECORD THIRD QUARTER 2003 FULLY TAXED OPERATING EPS OF
                           $0.19 AND GAAP EPS OF $0.17

      PRE-TAX OPERATING EARNINGS PER SHARE OF $0.31 INCREASE 94 PERCENT AND
        QUARTERLY REVENUES GROW 34 PERCENT TO $44 MILLION YEAR OVER YEAR

                 PRE-TAX OPERATING MARGINS EXPAND TO 40 PERCENT

     COMPANY EXPECTS STRONG RESULTS FOR FULL YEAR 2004, GUIDING FULLY TAXED
                           OPERATING EPS OF $0.80-0.84

NEW YORK - November 12, 2003 - eSpeed, Inc. (NASDAQ:ESPD), a subsidiary of
Cantor Fitzgerald and the leading developer of electronic trading technology, today reported results for the third quarter ended September 30, 2003.

EARNINGS

For the third quarter 2003, the Company reported fully taxed operating income of
$10.8 million, or $0.19 per diluted share. eSpeed reports net operating income in order to reflect earnings generated from the Company's operations. In accordance with Generally Accepted Accounting Principles (GAAP), eSpeed reported net income of $10.0 million, or $0.17 per diluted share, for the third quarter
2003. The difference between fully taxed operating income and GAAP net income is a $0.4 million charge for a charitable contribution to the Cantor Fitzgerald
Relief Fund related to the annual September 11th Charity Day and a $0.4 million non-cash charge for business partner securities. For comparative purposes,
eSpeed reported pre-tax operating income of $17.7 million, or $0.31 per diluted share, in the third quarter 2003, a 94 percent increase over the $0.16 per diluted share reported in the third quarter 2002.

REVENUE

eSpeed's total revenues for the third quarter 2003 were $44.3 million, 34 percent higher than revenues of $33.0 million for third quarter 2002. On a sequential basis, total revenues increased 13 percent from $39.1 million reported in the second quarter 2003.

Third quarter 2003 fully electronic revenues increased to $32.3 million, up 42 percent compared to $22.8 million in the third quarter 2002. Total revenues from
Software Solutions in the third quarter 2003 were $6.1 million versus $4.8 million in the third quarter 2002, an increase of 27 percent.

Third quarter 2003 pre-tax operating margins grew to 39.9 percent versus 26.8 percent in the third quarter 2002 and 35.5 percent in the second quarter 2003.

VOLUME & TRANSACTIONS

Fully electronic volume for the third quarter 2003 was $9.6 trillion, a 23 percent increase over $7.8 trillion for the second quarter 2003. eSpeed's total electronic volume, including fully electronic and voice-assisted transactions, for the third quarter 2003 was $12.4 trillion, up 19 percent from $10.4 trillion in the second quarter 2003. This growth compares to an 8 percent increase in US
Treasury volume as reported by the Federal Reserve.

The Company had anticipated Federal Reserve US Treasury average daily volume for the third quarter 2003 in a range of $440 - $460 billion. Actual Federal Reserve
US Treasury average daily volume was $478 billion for the third quarter.

Howard W. Lutnick, Chairman, CEO & President of eSpeed, Inc., commented, "Our strong results this quarter were primarily based on our unmatched position as the leading electronic platform in the US Treasury market. eSpeed's market position dramatically improved as evidenced by both our volume growth outpacing that of the Federal Reserve US Treasury average daily volumes as well as the success and continued traction of our Price Improvement (PI) product enhancement. During the third quarter, we saw increases in both the number of PI users as well as the number of transactions executed using Price Improvement."

eSpeed's new product roll-outs remain on schedule. Lee Amaitis, Global Chief
Operating Officer of eSpeed commented, "Our foreign exchange product has received excellent customer feedback, and we believe it has the potential to transform the foreign exchange market by increasing efficiency and broadening market participation. We remain on target with the roll-outs of both our mortgage backed securities and interest rate swaps products which will be on traders' desktops by the end of the year."

FREE CASH FLOW & CASH

The Company generated free cash flow (excluding related party receivables and payables) of $18.5 million during the third quarter 2003, 40 percent higher than the $13.2 million in the second quarter 2003. Including related party receivables and payables, free cash flow for the quarter was $17.2 million.

As of September 30, 2003, eSpeed's cash and cash equivalents increased to approximately $217 million compared to $199 million as of June 30, 2003.

OUTLOOK

For the fourth quarter 2003, eSpeed expects average daily Federal Reserve US
Treasury volume to be between $425 and $435 billion, down from the previously expected $440 - $460 billion. The Company anticipates that the seasonally slower fourth quarter,

specifically due to the Thanksgiving, Christmas and New Year's holidays and two fewer trading days, will result in comparatively lower average daily volumes.
For the fourth quarter 2003, the Company expects to generate operating income in the range of $0.14 - $0.15 per share diluted and after-tax.

The Company maintains its full year 2003 operating income guidance in a range of
$0.65 - $0.67 per share diluted and after-tax, which includes actual third quarter results and guidance for the fourth quarter. Full year 2003 guidance is predicated on the expectation that average daily Federal Reserve US Treasury volume will be between $436 and $439 billion.

For the full year 2004, eSpeed expects to generate revenue in excess of $185 million and expects its pre-tax operating margins to exceed 41 percent for the full year. eSpeed anticipates that its incremental margins will exceed 75 percent for the full year 2004. Operating earnings for 2004 are expected to be in a range of $0.80 and $0.84 per share diluted and after-tax. This guidance is based on the Company's expectations that average daily Federal Reserve US
Treasury volume will be between $490 and $510 billion for the full year 2004.

In conclusion, Mr. Lutnick added, "With impressive results so far in 2003, we are well positioned to continue our growth in 2004. We expect 2004 will be characterized by continued US Treasury market issuance with additional US
Treasury benchmark issues being added, further traction in our Price Improvement and Contingent Order product enhancements as well as new applications for each of these product enhancements, and a reasonable expectation of traction in our
Foreign Exchange, Equities and other new products. We look forward to extending our solid leadership position into 2004 and beyond."

NON-GAAP FINANCIAL MEASURES

To supplement eSpeed's consolidated financial statements presented in accordance with GAAP and to better reflect the Company's quarter-over-quarter and comparative first three quarters operating performance, eSpeed uses non-GAAP financial measures of revenues, income before income tax provision, net income and earnings per share, which are adjusted to exclude certain non-operating expenses and gains. In addition, the Company provides a computation of free cash flows. These non-GAAP financial measurements do not replace the presentation of
eSpeed's GAAP financial results but are provided to improve overall understanding of the Company's current financial performance and its prospects for the future. Specifically, eSpeed believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to the Company's financial condition and results from operations. In addition, eSpeed's management uses these measures for reviewing the Company's financial results and evaluating
eSpeed's financial performance. In the third quarter 2003, the difference between GAAP net income and non-GAAP net operating income was $0.8 million.

ABOUT ESPEED, INC.

eSpeed, a subsidiary of Cantor Fitzgerald, is the leader in developing and deploying electronic marketplaces and related trading technology that offers traders access to the most liquid, efficient and neutral financial markets in the world. eSpeed operates multiple buyer, multiple seller real-time electronic marketplaces for the global capital markets, including the world's largest government bond markets and other fixed income and financial marketplaces.
eSpeed's suite of marketplace tools provides end-to-end transaction solutions for the purchase and sale of financial and non-financial products over eSpeed's global private network or via the Internet. eSpeed's neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading at the world's largest fixed income and foreign exchange trading firms, major exchanges and leading natural gas and electricity trading firms. To learn more, please visit www.espeed.com. Statements contained in this Press Release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform
Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: the effects of the attacks on the World Trade Center, market volatility, the limited operating history of eSpeed, Inc., and its ability to enter into marketing and strategic alliances, to effectively manage its growth, to expand the use of its electronic systems and to induce clients to use its marketplaces and services, and other factors that are discussed in eSpeed's
Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

CONTACTS:

INVESTORS:
Maureen Murphy
212.610.2430

MEDIA:
Tom Ryan
212.610.2425

                          ESPEED, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  Three Months Ended            Nine Months Ended
                                                                                      September 30,               September 30,
                                                                                -----------------------     -----------------------
                                                                                  2003          2002          2003          2002
                                                                                ---------     ---------     ---------     ---------

Revenues:
     Transaction revenues with related parties
           Fully electronic transactions                                        $  32,300     $  22,783     $  82,348     $  65,609
           Voice-assisted brokerage transactions                                    5,153         4,649        14,959        13,479
           Screen-assisted open outcry transactions                                   128            11           420           134
                                                                                ---------     ---------     ---------     ---------
       Total transaction revenues with related parties                             37,581        27,443        97,727        79,222
     Software Solutions fees from related parties                                   3,821         3,423        11,351         9,747
     Software Solutions and licensing fees from unrelated parties                   2,321         1,333         6,662         2,437
     Interest income                                                                  547           780         1,652         2,222
                                                                                ---------     ---------     ---------     ---------
           Total revenues                                                          44,270        32,979       117,392        93,628
                                                                                ---------     ---------     ---------     ---------

Expenses:
     Compensation and employee benefits                                             9,790         9,113        27,873        27,748
     Occupancy and equipment                                                        8,191         6,338        22,939        18,048
     Professional and consulting fees                                                 953         1,149         2,927         4,264
     Communications and client networks                                             1,715         1,465         5,024         4,516
     Marketing                                                                        373         1,281         1,115         4,515
     Administrative fees to related parties                                         2,579         2,292         7,747         6,579
     Other                                                                          3,019         2,512         8,168         5,373
                                                                                ---------     ---------     ---------     ---------
           Total operating expenses                                                26,620        24,150        75,793        71,043
                                                                                ---------     ---------     ---------     ---------

Pre-tax operating income                                                           17,650         8,829        41,599        22,585

Income tax provision                                                                6,873           123        12,323           351
                                                                                ---------     ---------     ---------     ---------
Net operating income                                                               10,777         8,706        29,276        22,234
                                                                                ---------     ---------     ---------     ---------

Non-operating (loss) income:
     Amortization of business partner and non-employee securities, net of tax        (395)         (541)       (1,317)       (1,354)
     Charitable contribution Re: 9/11, net of tax                                    (420)         (500)         (420)         (500)
     Business interruption insurance proceeds from parent                            --            --            --          12,833
                                                                                ---------     ---------     ---------     ---------
           Total non-operating (loss) income                                         (815)       (1,041)       (1,737)       10,979
                                                                                ---------     ---------     ---------     ---------

GAAP net income                                                                 $   9,962     $   7,665     $  27,539     $  33,213
                                                                                =========     =========     =========     =========

Per share data:

     Basic pre-tax operating income per share                                   $    0.32     $    0.16     $    0.75     $    0.41

     Basic tax provision per share                                              $   (0.12)    $   (0.00)    $   (0.22)    $   (0.01)
                                                                                ---------     ---------     ---------     ---------

     Basic net operating income per share                                       $    0.19     $    0.16     $    0.53     $    0.40

     Basic non-operating (loss) income per share                                $   (0.01)    $   (0.02)    $   (0.03)    $    0.20
                                                                                ---------     ---------     ---------     ---------

     Basic GAAP earnings per share                                              $    0.18     $    0.14     $    0.50     $    0.60
                                                                                =========     =========     =========     =========

     Diluted pre-tax operating income per share                                 $    0.31     $    0.16     $    0.73     $    0.40

     Diluted tax provision per share                                            $   (0.12)    $   (0.00)    $   (0.22)    $   (0.01)
                                                                                ---------     ---------     ---------     ---------

     Diluted net operating income per share                                     $    0.19     $    0.15     $    0.51     $    0.39

     Diluted non-operating (loss) earnings per share                            $   (0.01)    $   (0.02)    $   (0.03)    $    0.19
                                                                                ---------     ---------     ---------     ---------

     Diluted GAAP earnings per share                                            $    0.17     $    0.14     $    0.48     $    0.59
                                                                                =========     =========     =========     =========

     Basic weighted average shares of common stock outstanding                     55,291        54,980        55,205        54,979
                                                                                =========     =========     =========     =========

     Diluted weighted average shares of common stock outstanding                   57,730        56,499        57,171        56,683
                                                                                =========     =========     =========     =========

Additional data:

     Pre-tax operating margin                                                        39.9%         26.8%         35.4%         24.1%
                                                                                =========     =========     =========     =========

                          ESPEED, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF INCOME IN ACCORDANCE WITH GAAP (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        Three Months Ended                 Nine Months Ended
                                                                           September 30,                       September 30,
                                                                    ----------------------------      ----------------------------

                                                                       2003             2002             2003             2002
                                                                    -----------      -----------      -----------      -----------

Revenues:
     Transaction revenues with related parties
           Fully electronic transactions                            $    32,300      $    22,783      $    82,348      $    65,609
           Voice-assisted brokerage transactions                          5,153            4,649           14,959           13,479
           Screen-assisted open outcry transactions                         128               11              420              134
                                                                    -----------      -----------      -----------      -----------
       Total transaction revenues with related parties                   37,581           27,443           97,727           79,222
     Software Solutions fees from related parties                         3,821            3,423           11,351            9,747
     Software Solutions and licensing fees from unrelated parties         2,321            1,333            6,662            2,437
     Business interruption insurance proceeds from parent                  --               --               --             12,833
     Interest income                                                        547              780            1,652            2,222
                                                                    -----------      -----------      -----------      -----------
           Total revenues                                                44,270           32,979          117,392          106,461
                                                                    -----------      -----------      -----------      -----------

Expenses:
     Compensation and employee benefits                                   9,790            9,113           27,873           27,748
     Occupancy and equipment                                              8,191            6,338           22,939           18,048
     Professional and consulting fees                                       953            1,149            2,927            4,264
     Communications and client networks                                   1,715            1,465            5,024            4,516
     Marketing                                                              373            1,281            1,115            4,515
     Administrative fees to related parties                               2,579            2,292            7,747            6,579
     Amortization of business partner and non-employee securities           648              541            1,715            1,354
     Other                                                                3,706            3,012            8,855            5,873
                                                                    -----------      -----------      -----------      -----------
           Total expenses                                                27,955           25,191           78,195           72,897
                                                                    -----------      -----------      -----------      -----------

Income before income tax provision                                       16,315            7,788           39,197           33,564

Income tax provision                                                      6,353              123           11,658              351
                                                                    -----------      -----------      -----------      -----------

Net income                                                          $     9,962      $     7,665      $    27,539      $    33,213
                                                                    ===========      ===========      ===========      ===========

Per share data:

     Basic earnings per share                                       $      0.18      $      0.14      $      0.50      $      0.60
                                                                    ===========      ===========      ===========      ===========

     Diluted earnings per share                                     $      0.17      $      0.14      $      0.48      $      0.59
                                                                    ===========      ===========      ===========      ===========

     Basic weighted average shares of common stock outstanding           55,291           54,980           55,205           54,979
                                                                    ===========      ===========      ===========      ===========

     Diluted weighted average shares of common stock outstanding         57,730           56,499           57,171           56,683
                                                                    ===========      ===========      ===========      ===========

                          ESPEED, INC. AND SUBSIDIARIES
        RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP (UNAUDITED)
                                 (IN THOUSANDS)

                                                                     Three Months Ended         Nine Months Ended
                                                                        September 30,              September 30,
                                                                   ----------------------    ----------------------
                                                                     2003         2002         2003         2002
                                                                   ---------    ---------    ---------    ---------

Revenues                                                           $  44,270    $  32,979    $ 117,392    $  93,628
Business interruption insurance proceeds from parent [a]                --           --           --         12,833
                                                                   ---------    ---------    ---------    ---------
GAAP revenues                                                      $  44,270    $  32,979    $ 117,392    $ 106,461
                                                                   ---------    ---------    ---------    ---------

Operating expenses                                                 $  26,620    $  24,150    $  75,793    $  71,043
Amortization of business partner and non-employee securities [b]         648          541        1,715        1,354
Charitable contribution Re: 9/11 [c]                                     687          500          687          500
                                                                   ---------    ---------    ---------    ---------
GAAP expenses                                                      $  27,955    $  25,191    $  78,195    $  72,897
                                                                   ---------    ---------    ---------    ---------

Pre-tax operating income                                           $  17,650    $   8,829    $  41,599    $  22,585
Sum of reconciling items = [a] - [b] - [c]                            (1,335)      (1,041)      (2,402)      10,979
                                                                   ---------    ---------    ---------    ---------
GAAP income before income tax provision                            $  16,315    $   7,788    $  39,197    $  33,564
                                                                   ---------    ---------    ---------    ---------

Income tax provision                                                   6,873          123       12,323          351
Income tax benefit on non-operating loss [d]                            (520)        --           (665)        --
                                                                   ---------    ---------    ---------    ---------
GAAP income tax provision                                          $   6,353    $     123    $  11,658    $     351
                                                                   ---------    ---------    ---------    ---------

Net operating income                                               $  10,777    $   8,706    $  29,276    $  22,234
Sum of reconciling items = [a] + [b] + [c] + [d]                        (815)      (1,041)      (1,737)      10,979
                                                                   ---------    ---------    ---------    ---------
GAAP net income                                                    $   9,962    $   7,665    $  27,539    $  33,213
                                                                   =========    =========    =========    =========

                          ESPEED, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                September 30, 2003    December 31, 2002
                                                                              --------------------   ---------------------
                                                                                  (unaudited)

                 Assets
Cash and cash equivalents                                                               $ 216,985               $ 187,999
Fixed assets, net                                                                          28,563                  26,383
Investments                                                                                11,476                  11,175
Intangible assets, net                                                                     19,288                  19,528
Receivable from related parties                                                             2,467                   5,266
Other assets                                                                                6,776                   2,360
                                                                              --------------------   ---------------------
           Total assets                                                                 $ 285,555               $ 252,711
                                                                              --------------------   ---------------------

           Liabilities and Stockholders' Equity
Liabilities:
Payable to related parties                                                                $ 3,546                $ 18,857
Accounts payable and accrued liabilities                                                   26,889                  15,399
                                                                              --------------------   ---------------------
           Total liabilities                                                               30,435                  34,256
                                                                              --------------------   ---------------------

Stockholders' Equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized,
8,000,750 shares issued and outstanding                                                        80                      80
Class A common stock, par value $.01 per share;  200,000,000 shares
authorized; 30,276,299 and 29,783,682 shares issued                                           303                     298
Class B common stock, par value $.01 per share; 100,000,000 shares
authorized; 25,362,809 and 25,388,814 shares issued and outstanding                           254                     254
Additional paid-in capital                                                                280,040                 270,656
Unamortized expense of business partner and non-employee securities                        (1,643)                 (3,252)
Treasury stock, at cost; 186,399 and 24,600 shares of Class A common stock                 (2,094)                   (222)
Accumulated deficit                                                                       (21,820)                (49,359)
                                                                              --------------------   ---------------------
           Total stockholders' equity                                                     255,120                 218,455
                                                                              --------------------   ---------------------

Total liabilities and stockholders' equity                                              $ 285,555               $ 252,711
                                                                              ====================   =====================

                           ESPEED, INC. & SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                            Three Months Ended               Nine Months Ended
                                                                                 September 30,                  September 30,
                                                                       ----------------------------    ----------------------------
                                                                          2003             2002           2003              2002
                                                                       -----------      -----------    -----------      -----------

Cash flows from operating activities:
        Net income                                                     $     9,962      $     7,665    $    27,539      $    33,213
Adjustments to reconcile net income to net cash provided
by operating activities:
        Depreciation and amortization                                        4,604            4,644         13,044           10,037
        Amortization of business partner and non-employee securities           648              541          1,715            1,353
        Equity in net loss of unconsolidated investments                        41              114             80              202
        Deferred income tax expense                                            928             --            3,481             --
        Tax benefit from employee stock option exercises                     1,778             --            3,110             --
        Issuance of securities under employee benefit plan                      30             --              160               55

Changes in operating assets and liabilities:
        Receivable from related parties                                     (1,650)           1,694          2,800            1,694
        Insurance claim receivable from parent                                --             12,833           --               --
        Other assets                                                           991            1,636           (730)             359
        Payable to related parties                                             393            2,970        (15,311)            (864)
        Accounts payable and accrued liabilities                             6,289            7,695          7,884           10,908
                                                                       -----------      -----------    -----------      -----------
        Net cash provided by operating activities                           24,014           39,792         43,772           56,957
                                                                       -----------      -----------    -----------      -----------

Cash flows from investing activities:
        Purchase of premises and equipment                                  (2,569)          (1,135)        (4,471)          (6,400)
        Sale of premises and equipment                                        --               --            2,752             --
        Capitalization of software development costs                        (3,183)          (2,784)        (9,596)          (5,963)
        Capitalization of patents and related defense costs                 (1,018)          (8,470)        (3,671)         (10,231)
                                                                       -----------      -----------    -----------      -----------
        Net cash used in investing activities                               (6,770)         (12,389)       (14,986)         (22,594)
                                                                       -----------      -----------    -----------      -----------

Cash flows from financing activities:
        Repurchase of Class A common stock                                    --               --           (1,872)            --
        Proceeds from exercises of stock options                             5,158             --            6,137               32
        Receivable from broker on stock option exercises                    (4,065)            --           (4,065)            --
                                                                       -----------      -----------    -----------      -----------
        Net cash provided by financing activities                            1,093             --              200               32
                                                                       -----------      -----------    -----------      -----------

Net increase in cash and cash equivalents                                   18,337           27,403         28,986           34,395
                                                                       -----------      -----------    -----------      -----------

Cash and cash equivalents, beginning of period                             198,648          166,891        187,999          159,899
                                                                       -----------      -----------    -----------      -----------

Cash and cash equivalents, end of period                               $   216,985      $   194,294    $   216,985      $   194,294
                                                                       ===========      ===========    ===========      ===========

                           ESPEED, INC. & SUBSIDIARIES
             COMPUTATION OF CONSOLIDATED FREE CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                               Three Months Ended                Nine Months Ended
                                                                  September 30,                    September 30,
                                                            --------------------------       --------------------------
                                                               2003           2002               2003          2002
                                                            -----------    -----------       -----------    -----------

Pre-tax operating income                                    $    17,650    $     8,829       $    41,599    $    22,585

Depreciation and amortization                                     4,604          4,644            13,044         10,037
Other non-cash items                                                 71            114               240            256
                                                            -----------    -----------       -----------    -----------
Pre-tax operating income adjusted for depreciation,
amortization and other                                           22,325         13,587            54,883         32,878
                                                            -----------    -----------       -----------    -----------

Income tax provision on operating income                         (6,873)          (122)          (12,323)          (350)
Income tax benefit on non-operating loss                            520           --                 665           --
Deferred income tax expense                                         928           --               3,481           --
Tax benefit from employee stock option exercises                  1,778           --               3,110           --
Income taxes paid                                                 3,360           --               3,360           --
                                                            -----------    -----------       -----------    -----------
Increase in current income tax payable                             (287)          (122)           (1,707)          (350)

Changes in related party receivable and payable, net             (1,257)         4,664           (12,511)           830
Changes in other operating assets and liabilities, net            3,920          9,330             3,794         11,266
Charitable contribution Re: 9/11                                   (687)          (500)             (687)          (500)
Insurance claim receivable from parent                             --           12,833              --           12,833
                                                            -----------    -----------       -----------    -----------
       Net cash provided by operating activities                 24,014         39,792            43,772         56,957
                                                            -----------    -----------       -----------    -----------

Purchase of premises and equipment                               (2,569)        (1,135)           (4,471)        (6,400)
Capitalization of software development costs                     (3,183)        (2,784)           (9,596)        (5,963)
Capitalization of patents and related defense costs              (1,018)        (8,470)           (3,671)       (10,231)
                                                            -----------    -----------       -----------    -----------
       Free cash flows                                           17,244         27,403            26,034         34,363
                                                            -----------    -----------       -----------    -----------

Related party receivable and payable, net                         1,257         (4,664)           12,511           (830)
Insurance claim receivable from parent                             --          (12,833)             --          (12,833)
                                                            -----------    -----------       -----------    -----------
       Free cash flows, net of related party activity       $    18,501    $     9,906       $    38,545    $    20,700
                                                            ===========    ===========       ===========    ===========

ESPEED, INC. AND SUBSIDIARIES
QUARTERLY MARKET ACTIVITY REPORT
TREND

                                                             ----------------------------------------------------------------
                                                                     3Q02           4Q02          1Q03           2Q03
                                                             ----------------------------------------------------------------

VOLUME (IN BILLIONS)
Fully Electronic Volume                                               7,241          6,796         6,778          7,781
Voice-Assisted Volume                                                 2,442          2,495         2,592          2,662
                                                             ----------------------------------------------------------------
   Total Electronic Volume                                            9,683          9,291         9,369         10,443
                                                             ================================================================

ELECTRONIC TRANSACTION COUNT
Fully Electronic Transactions                                     1,092,106      1,060,814     1,079,595      1,194,625
Voice-Assisted Transactions                                         159,074        128,648       151,770        148,223
                                                             ----------------------------------------------------------------
   Total Transactions                                             1,251,180      1,189,462     1,231,365      1,342,848
                                                             ================================================================

Trading Days                                                             64             62            61             63

Global Interest Rate Futures Volume (1)
            CBOT - US Treasury Contracts                         58,920,377     55,710,144    60,743,312     71,290,686
            CME - Euro $ Contracts                               53,434,652     42,085,021    44,124,452     55,958,592
            EUREX - Bund Contracts                               55,962,133     45,319,604    65,864,492     63,455,364

Fed Quarterly UST Volume for Quarter End (in billions) (2)
                                   UST Volume                        25,164         23,637        23,740         28,319
                                   Average Daily UST Volume             393            381           389            450

NYSE  - Volume (shares traded) - in millions (3)                     99,189         93,353        86,585         92,981
           - Transaction Value - in millions                      2,627,565      2,410,169     2,173,033      2,497,359

NASDAQ  - Volume (shares traded) - in millions (4)                  110,226        105,200        88,636        112,524
                - Transaction Value - in millions                 1,495,032      1,583,382     1,390,364      1,739,506

                                                                                      % Change           % Change
                                                             --------------------------------------------------------
                                                                     3Q03            3Q03 vs 2Q03       3Q03 vs 3Q02
                                                             ---------------

VOLUME (IN BILLIONS)
Fully Electronic Volume                                               9,610              23.5%              32.7%
Voice-Assisted Volume                                                 2,825               6.1%              15.7%
                                                             --------------------------------------------------------
   Total Electronic Volume                                           12,435              19.1%              28.4%
                                                             ========================================================

ELECTRONIC TRANSACTION COUNT
Fully Electronic Transactions                                     1,465,263              22.7%              34.2%
Voice-Assisted Transactions                                         157,901               6.5%              (0.7%)
                                                             --------------------------------------------------------
   Total Transactions                                             1,623,164              20.9%              29.7%
                                                             ========================================================

Trading Days                                                             64

Global Interest Rate Futures Volume (1)
            CBOT - US Treasury Contracts                         83,851,953              17.6%              42.3%
            CME - Euro $ Contracts                               56,273,797               0.6%               5.3%
            EUREX - Bund Contracts                               63,377,019              (0.1%)             13.2%

Fed Quarterly UST Volume for Quarter End (in billions) (2)
                                   UST Volume                        30,590               8.0%              21.6%
                                   Average Daily UST Volume             478               6.3%              21.6%

NYSE  - Volume (shares traded) - in millions (3)                     87,303              (6.1%)            (12.0%)
           - Transaction Value - in millions                      2,475,689              (0.9%)             (5.8%)

NASDAQ  - Volume (shares traded) - in millions (4)                  110,672              (1.6%)              0.4%
                - Transaction Value - in millions                 1,896,887               9.0%              26.9%

Sources:    (1) Futures Industry Association - Monthly Volume Report -
                (www.cbot.com, www.cme.com, www.eurexchange.com)
            (2) www.ny.frb.org/pihome/statistics/dealer - Federal Reserve Bank
            (3) NYSE - www.nyse.com
            (4) NASDAQ - www.marketdata.nasdaq.com

-------------------------------------------------------------------------------------------------------------------------------
Fiscal Year 2002                 Jan'02     Feb'02    Mar'02      Apr'02      May'02     Jun'02    Jul'02    Aug'02     Sep'02

Volume Data (in billions)
            Fully Electronic      1,992      1,811     2,158       1,953       2,169      2,119     2,630     2,482      2,129
            Voice                   731        677       642         622         608        601       800       737        904
            Total                 2,723      2,488     2,800       2,575       2,777      2,720     3,430     3,219      3,033

Transaction Count
            Fully Electronic    311,319    269,697   305,905     289,150     305,115    321,257   390,803   364,202    337,101
            Voice                53,828     50,038    47,803      54,733      59,580     43,436    56,216    50,863     51,995
            Total               365,147    319,735   353,708     343,883     364,695    364,693   447,019   415,065    389,096

Trading Days                         21         19        20          22          22         20        22        22         20
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Fiscal Year 2003                 Jan'03     Feb'03    Mar'03      Apr'03      May'03     Jun'03    Jul'03    Aug'03     Sep'03

Volume Data (in billions)
            Fully Electronic      2,309      1,906     2,564       2,070       2,871      2,840     3,428     2,952      3,230
            Voice                   864        810       917         761         956        944       992       733      1,100
            Total                 3,173      2,716     3,481       2,831       3,827      3,784     4,419     3,686      4,330

Transaction Count
            Fully Electronic    370,992    305,296   403,307     338,281     425,213    431,131   512,447   453,324    499,492
            Voice                49,801     48,449    53,520      44,767      49,946     53,510    55,258    44,804     57,839
            Total               420,793    353,745   456,827     383,048     475,159    484,641   567,705   498,128    557,331

Trading Days                         21         19        21          21          21         21        22        21         21
-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                                 Trading Days
----------------------------------------------------------------------
                                   2003
                                   ----
        Q1                Q2               Q3               Q4
        --                --               --               --
        61                63               64               62

                                   2002
                                   ----
        Q1                Q2               Q3               Q4
        --                --               --               --
        60                64               64               62
----------------------------------------------------------------------